EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sanmina-SCI Corporation:

    We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-131360, 333-61042, 333-50282, 333-39316, 333-95467, 333-84221, 333-84039, 333-76279, 333-71313, and 33-97782) and Form S-8 (Nos. 333-112605, 333-108942, 333-104692, 333-100236, 333-87946, 333-83110, 333-75616, 333-64294, 333-39930, 333-79259, 333-23565, 33-90244, 33-66554 and 333-157099) of Sanmina-SCI Corporation of our report dated December 1, 2009, with respect to the consolidated balance sheets of Sanmina-SCI Corporation as of October 3, 2009 and September 27, 2008, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended October 3, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 3, 2009, which report appears in the October 3, 2009 annual report on Form 10-K of Sanmina-SCI Corporation.

    Our report dated December 1, 2009 refers to accounting changes upon adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (ASC Topic 740, Income Taxes), at the beginning of fiscal 2008.

Mountain View, California
December 1, 2009